UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 19, 2019
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER TECHNOLOGIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware
(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273		51-0263969

(COMMISSION FILE NUMBER)		(IRS EMPLOYER IDENTIFICATION NO.)

6901 Professional Pkway. East, Suite 200
Sarasota,	FL	34240

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)		(ZIP CODE)

(941) 556-2601
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)
(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K (the “Original Form 8-K”) filed by Roper Technologies, Inc. (the “Company”) on August 9, 2019 with the Securities and Exchange Commission, on August 5, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with iPipeline Holdings, Inc. (“iPipeline”) and its wholly-owned subsidiary, Project Purpose Merger Sub, Inc., and Thoma Bravo, LLC, solely in its capacity as representative of the stockholders and optionholders of iPipeline. The sole purpose of Item 1.01 of this Current Report on Form 8-K is to include the Merger Agreement as an exhibit shown below. The descriptions of the Merger Agreement in this Current Report on Form 8-K and the Original Form 8-K do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 8.01. Other Events.

On August 19, 2019, the Company intends to file a preliminary prospectus supplement with respect to the public offering of senior unsecured notes pursuant to its Registration Statement on Form S-3ASR (File No. 333-228532) (the “Registration Statement”).  Exhibit 2.1 is incorporated by reference into the Registration Statement as an exhibit thereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1
Agreement and Plan of Merger, dated as of August 5, 2019, by and among iPipeline Holdings, Inc., Roper Technologies, Inc., Project Purpose Merger Sub Inc. and Thoma Bravo, LLC, as representative of the stockholders and optionholders of iPipeline Holdings, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Technologies, Inc.
(Registrant)

BY:	/S/ Robert C. Crisci	Date:	August 19, 2019
Robert C. Crisci, Executive Vice President and Chief Financial Officer